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                                                                     Exhibit 5.1


                                 (212) 735-8600





                                                                October 29, 1997




Access Beyo d, Inc.
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878

           Re: Access Beyond, Inc. Registration Statement on Form S-8

Gentlemen:

         As counsel to Access Beyond, Inc., a Delaware corporation (the "Company"), we have been requested to render our opinion in connection with the issuance of up to 2,250,000 shares of the Company's common stock, $.01 par value (the "Shares") upon the exercise of options (the "Options") authorized in the aggregate under the Company's Amended and Restated 1996 Long Term Incentive Plan and Amended and Restated 1996 Non-Employee Directors' Stock Option Plan (together, the "Plans"), pursuant to a registration statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

         In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Plans, the forms of option agreements, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.



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Access Beyond, Inc.
October 29, 1997
Page 2




         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized by the Board of Directors of the Company and, when issued and paid for in accordance with the Plans and the Options, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                 Very truly yours,

                                 s/Morrison Cohen Singer & Weinstein, LLP
                                   Morrison Cohen Singer & Weinstein, LLP